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                      Exhibit 10.14 -- Explanatory Schedule

Pursuant to Instruction 2 to Item 601, Registrant has elected not to file a copy of Exhibit 10.14 which is substantially identical in all material respects to Exhibit 10.7 of Registrant's Form 10-K for the year ended December 31, 1997, except that the principal sum thereof is U.S.$14,600,000 and the holder thereof is Mellon Bank, N.A., solely in its capacity as Trustee for General Motors Employees Domestic Group Pension Trust.